Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-233365 on Form S-1 of our report dated June 28, 2019 (August 30, 2019 as to the effects of the reverse stock split as described in Note 1) relating to the financial statements of IGM Biosciences, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

September 16, 2019